CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Registration Statement on Form SB-2 Amendment No. 1 (Registration No. 333-37879) of our report dated February 22, 1997 (with respect to Notes A and B March 14, 1997 and Notes D[3] and L March 27, 1997) on our audit of the financial statements of Capital Growth Holdings, Ltd. (the "Company"), as of December 31, 1996 and for the period February 26, 1996 (inception) through December 31, 1996. We also consent to the reference to our firm under the captions "Selected Financial Data" and "Experts."

RICHARD A. EISNER & COMPANY, LLP

New York, New York
January 14, 1998